EXHIBIT 5.1

                                  Law Office of
                                W. STEVEN WALKER
                            Wells Fargo Bank Building
                         800 Airport Freeway, Suite 1100
                               Irving, Texas 75062
          Telephone (972) 445-4114         Facsimile (972) 445-4113



September 24, 2002



Board of Directors
Direct Wireless Communications, Inc.
2068 N Valley Mills Dr.
Waco, Texas 76710

Gentlemen:

         I hereby consent to the inclusion of my opinion dated September 24, 2002 concerning the validity of the common stock of DWCI to be issued and sold pursuant to registration statement, File No. 99115, as an exhibit to that registration statement and reference to me as an expert in the prospectus to that registration statement.


                                          Very truly yours,



                                           W. Steven Walker





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